Exhibit 5.1

Our File No.: 4609.103

August 22, 2022

MCLOUD TECHNOLOGIES CORP.

550-510 Burrard Street

Vancouver, British Columbia Canada, V6C 3A8

Ladies and Gentlemen:

Re: MCLOUD TECHNOLOGIES CORP. - Registration Statement on Form F-1

We have acted as British Columbia counsel to mCloud Technologies Corp. (the “Company”), a British Columbia company, in connection with the registration by the Company of up to (i) $30,000,000 9.0% Series A Cumulative Perpetual Preferred Shares (the “Preferred Shares”) and accompanying (ii) warrants to purchase common shares (the “Warrants”), with each Preferred Share to be sold with 11 accompanying Warrants, in connection with a best efforts public offering of the Company (the “Offering”).

In connection with this opinion, we have reviewed and relied upon originals, photocopies or copies, certified or otherwise identified to our satisfaction, of the Registration Statement on Form F-1 (Registration Statement No. 333-264859) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission and as to which this opinion is filed as an exhibit, the exhibits to the Registration Statement including the form of Placement Agency Agreement between the Company and Maxim Group LLC, the form of Securities Purchase Agreement between the Company and the purchasers signatory thereto, the Company’s Notice of Articles, the Company’s Articles, records of the Company’s corporate proceedings in connection with the Offering, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed, without independent investigation: (i) the authenticity of all records, documents, and instruments submitted to us as originals; (ii) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (iii) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments or other documents submitted to us; (iv) the authenticity and the conformity to the originals of all records, documents, and instruments submitted to us as copies; (v) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for purposes of this opinion are true and correct; (vi) that the Registration Statement has been declared effective pursuant to the Securities Act of 1933, as amended (the “Securities Act”); and (vii) that the resolutions of the Company’s directors approving the Offering and the creation of the Preferred Shares, dated July 14, 2022, August 8, 2022 and August 22, 2022, are true and complete copies of the proceedings of the Board related to the approval of the Offering and the creation of the Preferred Shares and that the resolutions have not been altered, amended or rescinded as at the date of this opinion. We have also obtained from officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation. With respect to the Placement Agency Agreement, Securities Purchase Agreement and the Warrants, all of which are governed by and construed in accordance with the laws of the State of New York, we have assumed that these agreements comply with and do not violate the laws of the State of New York.

Our opinion is limited to laws of the Province of British Columbia. We have not considered, and have not expressed any opinion with regard to, or as to the effect of, any other law, rule, or regulation, state or federal, applicable to the Company. In particular, we express no opinion as to United States federal securities laws.

Based upon and subject to the foregoing, we are of the opinion that (i) upon payment to the Company of the consideration in such amount and form as shall be determined by its Board of Directors (the “Board”) or by an authorized committee thereof, the Preferred Shares, when issued and sold in the Offering as described in the Registration Statement, will be duly and validly issued, fully paid and non-assessable; (ii) the common shares underlying the Preferred Shares, when issued and sold by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Rights and Restrictions for 9.0% Cumulative Series A Preferred Shares, will be validly issued, fully paid and non-assessable, and (iii) the common shares underlying the Warrants, when issued and sold by the Company and delivered by the Company against receipt of the exercise price therefor as shall be determined by the Board or an authorized committee thereof, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not believe that we are “experts” within the meaning of such term as used in the Securities Act, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities.

Very truly yours,

/s/ Morton Law LLP

Morton Law LLP